Exhibit 10.34

                    SECOND AMENDMENT TO INVESTMENT AGREEMENT

     THIS SECOND AMENDMENT TO INVESTMENT AGREEMENT ("Amendment"), dated as of April ___, 1996, is made by and among (i) DEVLIEG-BULLARD, INC., a Delaware corporation (the "Company"), (ii) BANC ONE CAPITAL PARTNERS CORPORATION, a Texas Corporation ("Banc-One"), and PNC CAPITAL CORP., a Delaware corporation ("PNC") (Banc-One and PNC are sometimes collectively referred to as the "Senior Holders" or individually as a "Senior Holder"), (iii) CHARLES E. BRADLEY, SR., an individual residing in Connecticut ("Bradley") and (iv) JOHN G, POOLE, an individual residing in Connecticut ("Poole") (Bradley and Poole are sometimes collectively referred to as the "Junior Holders", or individually as a "Junior Holder"; the Senior Holders and Junior Holders are sometimes collectively referred to as the "Holders").

                                   WITNESSETH:

     WHEREAS, the Senior Holders, Allied (as defined in the Agreement) and the Company entered into an Investment Agreement dated as of May 25, 1994, as amended by that certain First Amendment to Investment Agreement dated as of October 23, 1995, by and among Senior Holders, Allied, Junior Holders and the Company (collectively the "Agreement"), pursuant to which the Senior Holders and Allied agreed to purchase $12,000,000 of subordinated debentures and Junior Holders agreed to purchase $4,000,000 of junior debentures (the proceeds of said junior debentures having been used to satisfy the senior debentures held by Allied), all in accordance with, and as provided in, the Agreement; and

     WHEREAS, the Company has requested that the Senior Holders and the Junior Holders amend certain financial covenants set forth in the Agreement; and

     WHEREAS, Allied remains a "Holder" under the Agreement for limited purposes only and, accordingly, is not required to join in this Amendment;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreement contained herein, intending to be legally bound hereby, the parties agree as follows:

     1. Paragraph 7.13 of Section 7 of the Agreement is hereby amended by deleting "Current" in the third line thereof and inserting in its place the following: "Total".

     2. Paragraph 7.17 of Section 7 is hereby amended in its entirety to read as follows:

     7.17 Certain Adjustments. Notwithstanding the foregoing financial covenants set forth in paragraphs 7.11 through 7.16 of this Section 7, to the extent the Company is obligated to pay any amounts in settlement of the litigation entitled Kochenash v. Stanwich Oil & Gas, Inc. et al, and such obligation or payment results in noncompliance by the Company and its Consolidated Subsidiaries for any period with any or all of such financial covenants, then for the relevant period and for the purpose of determining such compliance:

     (a) Consolidated EBITDA (in the case of the financial covenants in paragraphs 7.12, 7.15 and 7.16) will be increased; Consolidated Current Liabilities (in the case of financial covenant in paragraph 7.14) will be decreased; Consolidated Total Liabilities (in the case of the financial covenant in paragraphs 7.11 and 7.13) will be decreased; in each case by the lesser of (i) $2,000,000, or (ii) such amount as may be necessary to effect the minimum level of compliance with such financial covenant;

     (b) Consolidated Interest Expense (in the case of the financial covenant in paragraph 7.12) will be decreased by the lesser of (i) the interest expense on $2,000,000 at the Chemical Bank Rate (as hereinafter defined) plus 1.00% per annum, or (ii) such amount as may be necessary to effect the minimum level of compliance with such financial covenant after giving effect to the application of clause (a) above, and

     (c) The denominator in the Consolidated Fixed Charges Coverage Ratio (in the case of the financial covenant in paragraph 7.15) will be decreased by the lesser of (i) one-third of the scheduled amortization of the principal on the New Term Loan (as hereinafter defined), or
          (ii) such amount as may be necessary to effect the minimum level of compliance with such financial covenant after giving effect to the application of clause (a) above.

     As used herein, "Chemical Bank Rate" shall mean the rate of interest per annum announced by Chemical Bank from time to time as its prime rate in effect at its office in the City of New York. As used herein, the "New Term Loan" shall mean that certain term loan in the original principal amount of $3,000,000 from The CIT Group/Business Credit, Inc. to the Company, closed on April ___, 1996 (which New Term Loan constitutes a portion of the Senior Debt, as defined in the Agreement).

     3. The provisions of the Agreement shall remain in full force and effect except as modified hereby.

         IN WITNESSETH WHEREOF, the parties, by their duly authorized officers, have executed and delivered this Second Amendment to Investment Agreement as of the date first written above.


                                              DEVLIEG-BULLARD, INC.

ATTEST:                                       By: /s/ Lawrence M. Murray
      ----------------------------                ------------------------------
                                                  Title: Chief Financial Officer
                                                         -----------------------


                                              BANC ONE CAPITAL PARTNERS
                                              CORPORATION

ATTEST:                                       By:  /s/ James H. Wolfe
      ----------------------------                ------------------------------
                                              Title: Managing Director
                                                     ---------------------------


                                              PNC CAPITAL CORP

ATTEST:                                       By: /s/ David J. Blair
      ----------------------------                ------------------------------
                                              Title: Sr. Vice President
                                                     ---------------------------


WITNESS: /s/ Estelle K. Moulketis             /s/ Charles E. Bradley
         -------------------------            ----------------------------------
                                              CHARLES E. BRADLEY


WITNESS: /s/ Lisa Randazzo                    /s/ John G. Poole
         -------------------------            ----------------------------------
                                              JOHN G. POOLE